SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2018 (August 10, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 10, 2018, RL Baltimore, LLC, the wholly owned subsidiary of RLS Balt Venture LLC, a consolidated subsidiary of Red Lion Hotels Corporation (“RLHC”) in which RLHC holds a 73% interest, received notice that the entire principal balance and all accrued interest under that certain Loan Agreement dated April 23, 2015 between RL Baltimore, LLC and PFP Holding Company IV, LLC, as Lender, had matured and became due according to its terms. Prior to the maturity date of the RL Baltimore loan, RLHC was engaged in negotiations with its joint venture partner in RLS Balt Venture, LLC and the lender to evaluate options to address the maturity including, but not limited to, extending the agreement, amending the agreement, or paying off the loan with currently available cash, however, the parties were unable to reach agreement prior to the maturity date and accordingly the loan is currently in default. The approximate amount owing under the RL Baltimore Loan Agreement is $13.3 million.

RLHC believes it has a number of reasonable alternatives available to it to rectify this loan default, and is currently analyzing these alternatives to ensure it can execute the best long term solution for this property. RLHC views the Hotel RL Baltimore as one of long-term strategic importance to the growth of the Hotel RL Brand, and therefore is significant to the growth assumptions RLHC has made for this important upscale franchise brand.

Under RLHC’s Credit Agreement dated May 14, 2018 with Deutsche Bank AG New York Branch, as administrative agent and collateral agent (“DB”), Deutsche Bank Securities Inc., Capital One, National Association and Raymond James Bank, N.A., as Lenders (the “DB Credit Agreement”), the failure of RL Baltimore to make the principal payment due on its outstanding indebtedness upon maturity constitutes an Event of Default under the DB Credit Agreement.    RLHC has agreed in principle on the key terms of a waiver with DB and expects to receive a formal executed waiver of the Event of Default from the lenders under the DB Credit Agreement by next week.

The approximate amount of borrowings under the term of the DB Credit Agreement is $30 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: August 16, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)